Exhibit 10.2
SENIOR MANAGEMENT BONUS PLAN
Effective January 1, 2009
     The Senior Management Bonus Plan (the “Plan”) provides bonuses to certain members of the Company’s senior management team. Such bonuses are based 50 percent upon the Company’s annual gross revenues and 50 percent upon the Company’s EBITDA123R / (loss), which is calculated based upon the Company’s accounting practices, consistently applied and upon GAAP standards applicable to the Company.
     The Company’s Compensation Committee will identify eligible members of senior management and establish gross revenue and EBITDA goals for the upcoming plan year on an annual basis. The Company’s Board of Directors and the Compensation Committee of the Board reserve the right to modify, terminate or suspend this plan at any time in the Board or Committee’s sole discretion.

Percentage of
Annual Gross
Revenue and
Percentage of Goal Annual	EBITDA123R/
Gross Revenue and	(Loss) portion of
EBITDA123R / (Loss)	Target Bonus
Less than 75%	0%
75% to < 85%	20%
85% to < 100%	50%
100% to < 110%	100%
110% to < 120%	110%
120% to < 130%	120%
130% to < 140%	130%
140% to < 150%	140%
150% to < 160%	150%
160% to < 170%	160%
170% to < 180%	170%
180% to < 190%	180%
190% to < 200%	190%
Over 200%	200%